UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2018

Endocyte, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100, West Lafayette, Indiana	47906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	765-463-7175

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2018,  the Board of Directors (the “Board”) of Endocyte, Inc. (the “Company”), acting upon the recommendation of the Nominating and Corporate Governance Committee (the “Committee”) of the Board, elected Patrick Machado to the Board, effective at the close of market on February 27, 2018. Mr. Machado will serve as a Class II director for a term expiring at the Company’s 2018 annual meeting of stockholders and until his successor is elected and qualified. In connection with Mr. Machado’s election, the Board increased the size of the Board from 10 to 11 members. In addition, the Board, upon the recommendation of the Committee, appointed Mr. Machado to the Audit Committee of the Board.

As a non-employee, outside director, Mr. Machado will participate in the outside director compensation arrangements described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017.

There are no arrangements or understandings between Mr. Machado and any other persons pursuant to which Mr. Machado was selected as a director, nor is Mr. Machado a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits.

A copy of the Company’s press release announcing Mr. Machado’s appointment to the Board is furnished, but not filed, as Exhibit 99.1 hereto.

(d)         Exhibits

Exhibit Index

Exhibit No.	Description
99.1	Press release issued on February 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endocyte, Inc.

March 2, 2018	By:	/s/ Beth A. Taylor
Name: Beth A. Taylor
Title: Vice President of Finance and Chief Accounting Officer